UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 8, 2013
XRS Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 707-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws

At the Annual Meeting of Shareholders on March 8, 2013, the shareholders of XRS Corporation (the “Company”) approved the amendment to the Articles of Incorporation of the Company to increase the number of shares of Series B Preferred Stock authorized for issuance to satisfy existing dividend obligations under the Company's Certificate of Designation of Preferences of Series B Preferred Stock. The text of the Fifth Amended and Restated Articles of Incorporation of the Company, which includes that amendment and became effective upon filing with the State of Minnesota on March 11, 2013, is included as Exhibit 3.1 to this Report on Form 8-K.

At the Annual Meeting of Shareholders on March 8, 2013, the shareholders of the Company approved an amendment to the Bylaws of the Company to authorize the Board of Directors to determine the number of directors. The Amended and Restated Bylaws of the Company, which includes that amendment and became effective upon shareholder approval that day, is included as Exhibit 3.2 to this Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on March 8, 2013. As of the record date, January 28, 2013, there were issued and outstanding 10,823,499 shares of Common Stock of the Company and 2,250,000 shares of Series B Preferred Stock, 1,269,036 shares of Series C Preferred Stock, 1,566,580 shares of Series D Preferred Stock, 1,340,091 shares of Series F Preferred Stock and 10,066,663 shares of Series G Preferred Stock of the Company, each entitled to one vote per share. There were 27,315,869 shares of Common Stock and Preferred Stock entitled to vote at the meeting and a total of 26,065,345 shares (95%) were present in person or by proxy at the meeting.
Each of the following proposals received the required approval(s) by our shareholders based on the votes listed below each numbered item.

1.	Approval that the number of directors shall be seven:
	For:	25,965,299	Against:	44,367	Abstain:	19,579	Broker Non-Vote:	36,100

2. Seven directors were elected to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2014:

	For	Withheld	Broker Non-Vote
John J. Coughlan	21,926,199	156,986	3,982,160
Thomas G. Hudson	21,882,241	200,944	3,982,160
Michael J. Paxton	21,926,199	156,986	3,982,160
Mark E. Claeys	21,926,199	156,986	3,982,160
Karen T. Van Lith	21,926,099	157,086	3,982,160
Donald R. Dixon (1)	2,250,000	—	—
Christopher P. Marshall (2)	10,066,663	—	—

(1) Donald R. Dixon was voted on and elected solely by the holders of the Series B Preferred Stock.
(2) Christopher P. Marshall was voted on and elected solely by the holders of the Series G Preferred Stock.

3.
Approval of an Amendment to the Articles of Incorporation to increase the number of shares of Series B Preferred Stock authorized for issuance to satisfy existing dividend obligations under the Company's Certificate of Designation of Preferences of Series B Preferred Stock:

Holders of Common Stock and Preferred Stock present and voting as a single class:
	For:	21,110,471	Against:	917,327	Abstain:	55,387	Broker Non-Vote:	3,982,160

Holders of Common Stock present and voting as a single class:
	For:	4,779,903	Against:	917,327	Abstain:	55,387	Broker Non-Vote:	3,982,160

Holders of Series B Preferred Stock present and voting as a single class:
	For:	2,250,000	Against:	—	Abstain:	—	Broker Non-Vote:	—

Holders of Series C Preferred Stock present and voting as a single class:
	For:	1,269,036	Against:	—	Abstain:	—	Broker Non-Vote:	—

Holders of Series D Preferred Stock present and voting as a single class:
	For:	1,566,580	Against:	—	Abstain:	—	Broker Non-Vote:	—

Holders of Series F Preferred Stock present and voting as a single class:
	For:	1,178,289	Against:	—	Abstain:	—	Broker Non-Vote:	—

Holders of Series G Preferred Stock present and voting as a single class:
	For:	10,066,663	Against:	—	Abstain:	—	Broker Non-Vote:	—

4.	Approval of an Amendment to the Bylaws to authorize the Board of Directors to determine the number of directors:
	For:	21,765,695	Against:	296,490	Abstain:	21,000	Broker Non-Vote:	3,982,160

5.	Advisory (non-binding) approval of the Company's executive officer compensation as disclosed in the proxy statement for annual meeting held on March 8, 2013:
	For:	21,632,724	Against:	421,892	Abstain:	28,569	Broker Non-Vote:	3,982,160

6.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013:
	For:	26,038,432	Against:	11,343	Abstain:	15,570	Broker Non-Vote:	—

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Fifth Amended and Restated Articles of Incorporation of XRS Corporation
3.2	Amended and Restated Bylaws of XRS Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2013	XRS CORPORATION

	By:	/s/ Michael W. Weber
Michael W. Weber
Chief Financial Officer